Exhibit 10.1
April 16, 2008
Mr. Joseph P. Bellino
c/o Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 350
Foothill Ranch, California 92610
Dear Joe:
     This letter reflects the terms of our agreement in regard to the impact of your departure on your employment agreement dated as of July 6, 2006 (the “employment agreement”) and outstanding equity grants. Pursuant to our agreement:
1)	you will receive the benefits contemplated by Sections 4.1 and 4.5 of your employment agreement, including the continuation of your car allowance for two years, in each case based on a termination date of April 14, 2008; and

2)	the restricted shares granted to you on July 6, 2006 will vest and all other equity grants issued to you will be canceled effective as of the date of this letter.
     If the foregoing reflects your understanding of the terms of our agreement, please acknowledge your agreement by executing this letter in the space provided below.

KAISER ALUMINUM CORPORATION

	By:	/s/ John M. Donnan

Senior Vice President and General Counsel

Agreed and accepted this 16th day of April, 2008:

/s/ Joseph P. Bellino

JOSEPH P. BELLINO

27422 Portola Parkway, Suite 350 Foothill Ranch, California 92610-2831 Tel (949) 614-1740 Fax (949) 614-1930 www.kaiseraluminum.com